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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-76697, 33-1805, 33-22289, 33-50248, 33-74488, 333-62933, 333-81955, 333-32872 and 333-56120) of Quixote Corporation and the Registration Statements on Form S-3 (Nos. 2-96502 and 33-14873) of Quixote Corporation of our report dated August 3, 2001 except as to information presented in Note 18, for which the date is August 31, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 26, 2001

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  EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS